Exhibit 99.1

Robert A. Cohan
17406 Legend Oaks Lane
Bakersfield, CA 93314

November 18, 2009

Board of Directors
Aspen Exploration Corporation
2050 South Oneida Street, Suite 208
Denver, CO 80224

R.V., Kevan, and Doug:

I have had a very enjoyable 20 year association with Aspen. Regrettably, because of my health issues, I am no longer able to devote the time and attention to Aspen’s business as I believe I should and as Aspen and its stockholders deserve. I therefore hereby submit my resignation from the Board of Directors of Aspen and as President of Aspen, effective immediately.

I would appreciate it if Aspen would help me file a Form 4 noting that I am no longer subject to the requirements of Section 16 of the Securities Exchange Act of 1934.

I approve the language of the Form 8-K reporting my resignation which you have provided to me.

Sincerely yours,

/s/ Robert A. Cohan

Robert A. Cohan